UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8030 El Rio Street

Houston, TX 77054

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 4, 2023, Alaunos Therapeutics, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock, par value $0.001 per share (the “Common Stock”), had closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until July 3, 2023 (the “Compliance Date”), to regain compliance with the Bid Price Requirement.

On June 22, 2023, the Company applied to transfer the listing of the Common Stock from the Nasdaq Global Select Market to the Nasdaq Capital Market (the “Transfer”). On July 5, 2023, Nasdaq notified the Company that the Transfer was approved, and that, in connection with the Transfer, the Company was eligible for an additional 180 calendar day period, or until January 2, 2024 (the “Extended Compliance Date”), to regain compliance with the Bid Price Requirement. Effective at the opening of business on July 7, 2023, the Common Stock will be transferred to the Nasdaq Capital Market. The Common Stock will continue to trade under the symbol “TCRT.” The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Select Market, but with less stringent listing requirements, although listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

In connection with the transfer, the Company provided written notice to the Staff of its intention to cure the deficiency during the additional compliance period, by effecting a reverse stock split, if necessary. The Company intends to continue to monitor the closing bid price of its common stock and will consider available options, including a reverse stock split, to regain compliance with the Bid Price Requirement. There can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement or will otherwise be in compliance with other Nasdaq listing criteria.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaunos Therapeutics, Inc.

Date: July 5, 2023	By:	/s/ Melinda Lackey
	Name:	Melinda Lackey
	Title:	Senior Vice President, Legal and Administration